UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	June 24, 2025

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

Credit Agreement Amendment
The information set forth below in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement Amendment

On June 24, 2025, Teleflex Incorporated (the “Company”) and certain of its subsidiaries entered into an amendment (the “Amendment”) to its Third Amended and Restated Credit Agreement, dated as of November 4, 2022 (as amended prior to the date hereof, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), which provides for additional delayed draw term loan commitments that are of the same class as the delayed draw term loan commitments outstanding under the Existing Credit Agreement immediately prior to giving effect to the Amendment (such existing commitments, the “Existing Delayed Draw Term Loan Commitments”), in an aggregate principal amount of $200,000,000 (such additional commitments, the “Additional Delayed Draw Term Loan Commitments” and, together with the Existing Delayed Draw Term Loan Commitments, the “Delayed Draw Term Loan Facility”). After giving effect to the Amendment and the incurrence of the Additional Delayed Draw Term Loan Commitments provided for thereunder, the Delayed Draw Term Loan Facility provides for an aggregate amount of delayed draw term loan commitments of $700,000,000, all of which will be available to be drawn on the date on which the Company consummates its acquisition of the Vascular Intervention business segment of MS Holding II SE (the “Acquisition”), subject to the satisfaction of certain other conditions customary for facilities of this type. The terms of the Delayed Draw Term Loan Facility, as described in the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2025, and the Credit Agreement remained otherwise substantially unchanged.

The description of the Amendment set forth under this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including our discussion of the pending Acquisition and the Amendment. When used in this Current Report on Form 8-K, such forward-looking statements may be identified by the use of such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” or the negative of these terms or other similar terminology. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, the Acquisition or industry results, to be materially different from any future plans, goals, targets, objectives, results, performance or achievements expressed or implied by such forward-looking statements. As a result, such forward-looking statements should not be read as guarantees of future performance or results, should not be unduly relied upon, and will not necessarily be accurate indications of whether or not such results will be achieved. For a detailed discussion of factors that could cause actual results to differ materially from the results discussed in the forward-looking statements, see the information under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward Looking Statements” in our most recent annual report on Form 10-K filed with the SEC on February 28, 2025 and in our quarterly report on Form 10-Q for the quarter ended March 30, 2025, filed with the SEC on May 1, 2025, in each case as updated by our subsequent filings with the SEC. We undertake no obligation to publicly update or revise any forward-

looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number		Title
10.1*	-
Amendment No. 2 to Credit Agreement, dated as of June 24, 2025, among Teleflex Incorporated, each subsidiary of Teleflex Incorporated party thereto, each lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	-	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.
*Filed herewith.

Date: June 27, 2025	TELEFLEX INCORPORATED By: /s/ Matthew Howald Name: Matthew Howald Title: Vice President and Treasurer